UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 31, 2013

The Bon-Ton Stores, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2801 E. Market Street, York, Pennsylvania 17402

(Address of principal executive offices)

(717) 757-7660

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement

On December 31, 2013, Bon-Ton Distribution, Inc., an Illinois corporation and a subsidiary of The Bon-Ton Stores, Inc. (the “Parent”), merged with and into Bon-Ton Distribution II, LLC, an Illinois limited liability company, with Bon-Ton Distribution II, LLC surviving the merger and being renamed Bon-Ton Distribution, LLC (“Bon-Ton Distribution”) (such merger, the “Bon-Ton Distribution Merger”).  In connection with the Bon-Ton Distribution Merger, on December 31, 2013, the Parent, The Bon-Ton Department Stores, Inc., a wholly-owned subsidiary of the Parent (the “Issuer”), Bon-Ton Distribution and certain subsidiaries of the Issuer, as guarantors (together with the Parent, the “Guarantors”), as applicable, entered into each of (1) the Fourth Supplemental Indenture with Wells Fargo Bank, National Association, as trustee under the indenture governing the Issuer’s 10 5/8% Senior Notes due 2017 (the “2017 Notes Supplemental Indenture”), (2) the First Supplemental Indenture with Wells Fargo Bank, National Association, as trustee under the indenture governing the Issuer’s 8.00% Second Lien Senior Secured Notes due 2021 (the “2021 Notes Supplemental Indenture” and, together with the 2017 Notes Supplemental Indenture, the “Supplemental Indentures”), (3) Supplement No. 3 to the Second Lien Security Agreement by and among the Issuer, Bon-Ton Distribution and Wells Fargo Bank, National Association, as trustee and collateral agent (the “Security Agreement Supplement”), (4) the Joinder Agreement to Loan Documents by and among Bon-Ton Distribution, as new borrower, the Issuer, as borrower agent, and Bank of America, N.A., as administrative agent and co-collateral agent (the “Joinder”) and (5) the Guaranty by Bon-Ton Distribution, as new guarantor, in favor of Bank of America, N.A., as agent, the lenders and the other secured parties (the “Guaranty”).  The Supplemental Indentures amend the Issuer’s existing indentures to include Bon-Ton Distribution as a guarantor under each series of the Issuer’s outstanding notes.  The Security Agreement Supplement added Bon-Ton Distribution as a grantor under the Second Lien Security Agreement, by and among the Issuer, the Parent and the other signatories thereto, dated as of July 9, 2012 (the “Second Lien Security Agreement”).  The Joinder joins Bon-Ton Distribution as a borrower under the Second Amended and Restated Loan and Security Agreement, dated as of March 21, 2011, as amended by the First Amendment to Second Amended and Restated Loan and Security Agreement, dated as of October 25, 2012 and the Second Amendment to Second Amended and Restated Loan and Security Agreement, dated as of December 12, 2013 (as so amended, the “Loan Agreement”), by and among the Issuer, Carson Pirie Scott II, Inc., McRIL, LLC and The Bon-Ton Stores of Lancaster, Inc., as borrowers, each of the other obligors party thereto, the lenders party thereto, Bank of America, N.A., as agent, and the other agents and arrangers from time to time party thereto, and each other Loan Document (as defined in the Loan Agreement).  The Guaranty requires Bon-Ton Distribution to guarantee obligations incurred under the Loan Agreement and the other Loan Documents.  The Supplemental Indentures were effected pursuant to provisions in the indentures governing each series of the Issuer’s outstanding notes that permits the Issuer, the Guarantors and the applicable trustee to amend the indentures without notice to or consent of any noteholder in order to provide for the assumption of a Guarantor’s obligations to holders of notes in the case of a merger of a Guarantor.

The foregoing descriptions of the Supplemental Indentures, the Security Agreement Supplement, the Joinder and the Guaranty are qualified in their entirety by reference to such agreements, which are filed herewith.  The full text of the agreements referenced above are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 to this Current Report and are incorporated by reference herein.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

4.1	Fourth Supplemental Indenture dated as of December 31, 2013, among The Bon-Ton Department Stores, Inc., Bon-Ton Distribution, LLC and Wells Fargo Bank, National Association, as trustee.

4.2	First Supplemental Indenture dated as of December 31, 2013, among The Bon-Ton Department Stores, Inc., Bon-Ton Distribution, LLC and Wells Fargo Bank, National Association, as trustee.

4.3

Supplement No. 3 to the Second Lien Security Agreement dated as of December 31, 2013 by and among The Bon-Ton Department Stores, Inc., Bon-Ton Distribution, LLC and Wells Fargo Bank, National Association, as trustee and collateral agent.

4.4

Joinder Agreement to Loan Documents dated as of December 31, 2013 by and among Bon-Ton Distribution, LLC, as new borrower, The Bon-Ton Department Stores, Inc., as borrower agent, and Bank of America, N.A., as administrative agent and co-collateral agent.

4.5	Guaranty dated as of December 31, 2013 by Bon-Ton Distribution, LLC, as new guarantor, in favor of Bank of America, N.A., as agent, the lenders and the other secured parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2014

THE BON-TON STORES, INC.

By:	/s/ Keith E. Plowman
Keith E. Plowman
Executive Vice President and Chief Financial Officer